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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Prosperity Bancshares, Inc. of our Report dated
June 29, 2001 on our audit of the financial statements of the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan Ownership Plan as of December 31, 2000 and for the years ended December 31, 2000 and 1999, which report is included in this Annual Report on Form 11-K.


John S. Luby, CPA

/s/ John S. Luby, CPA

Corpus Christi, Texas
June 29, 2001